Exhibit 99.1

Company Contact:	Investor Relations:
Harvey Weiss	John McNamara
Chief Executive Officer	Cameron Associates
Fortress America Acquisition Corporation	212-245-8800 Ext. 205
703-528-7073 Ext. 102	john@cameronassoc.com

Media Relations:
Rich Larris/Hilary Halliwell
Keating & Co.
973-966-1100
rlarris@keatingco.com
hhalliwell@keatingco.com

FOR IMMEDIATE RELEASE

FORTRESS AMERICA ACQUISITION CORPORATION

ENTERS INTO AGREEMENT TO ACQUIRE

TOTAL SITE SOLUTIONS AND VORTECH

Fortress America Fulfills Objective to Acquire Business

With Focus on Growing Homeland Security Industry

ARLINGTON, VA — June 6, 2006 — Fortress America Acquisition Corporation (OTCBB: FAAC), a special purpose acquisition company, announced it has entered into a definitive acquisition agreement pursuant to which Fortress America will purchase all outstanding membership interests of privately owned VTC, L.L.C., doing business as Total Site Solutions (“TSS”), and Vortech, LLC (“Vortech”) for $38.5 million.  The purchase price represents a multiple of approximately 5.7 times adjusted 2005 EBITDA*.

TSS and Vortech, both based in Beltsville, Maryland, provide comprehensive services for the planning, design, and development of mission critical facilities and information infrastructure.  The transaction is subject to customary closing conditions, including the approval of Fortress America stockholders. The combined companies intend to operate under the name Fortress International Group and will seek NASDAQ listing after closing.

THE TRANSACTION

Under the terms of the acquisition agreement, the owners and key employees of TSS and Vortech will receive $19 million in cash, an $8 million five year convertible note and 2 million common shares of Fortress America at closing, representing an 18% ownership interest in the combined company.  In addition, TSS and Vortech owners are entitled to receive additional Fortress America shares worth up to $10 million over a two-year period, contingent upon the value of Fortress America shares reaching certain minimum price per share levels.

TSS and Vortech recorded combined 2005 revenues of $58.6 million and adjusted EBITDA* of $6.8 million.  In 2005, revenues grew 180% over combined 2004 revenues of $21 million.

Upon consummation of the transaction, the current principals of TSS and Vortech, Thomas Rosato and Gerard Gallagher, will sign employment agreements to remain with the combined company and will become Chief Executive Officer and President and Chief Operating Officer, respectively.  Fortress America CEO and President, Harvey Weiss, will become Chairman of the combined company and C. Thomas McMillen will become Vice Chairman.

Mr. Weiss commented, “TSS and Vortech provide comprehensive mission-critical solutions to government and private industry. Homeland Security threats and regulations for data integrity and availability are driving this vibrant market. We believe these companies provide an excellent platform to consolidate the global mission-critical marketplace.”

Mr. McMillen said, “We told the market place that we would look to acquire a company that was profitable, attractively priced and was centered around ‘critical infrastructure protection,’ We also looked for a fragmented market that was prime for consolidation and where existing management would stay on and have a significant financial stake in making the combined company successful.  We believe we have achieved all those objectives with this acquisition.”

Tom Rosato added, “The acquisition adds financial strength to our comprehensive set of services offerings and will allow us to proceed with our strategic plan to expand our company through both organic growth and a focused acquisition strategy, and, as a result, deliver increased shareholder value.”

Conference Call Information

Fortress America will host a conference call on June 7, 2006 at 10:30 am ET to discuss the transaction. Interested parties should call 866-271-6130, with pass code 80435811 to access the call. Investors may also access this call via the Internet at:

http://phx.corporate-ir.net/playerlink.zhtml?c=192833&s=wm&e=1327398

For those who are unavailable to listen to the live broadcast, a replay will be available through June 14, 2006 and can be accessed by dialing 888-286-8010. The pass code is 66021542.

*EBITDA, a measure sometimes used to measure performance, is defined as net income (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization.  EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operational activities as a measure of liquidity.  As used in this presentation, adjusted EBITDA reflects the removal from the calculation of EBITDA of certain items that are, in our judgment, either non-recurring or, for other reasons, not expected to be reflected in the performance of Total Site Solutions and Vortech after closing of the acquisition.  Adjusted EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of Total Site Solutions and Vortech.

About Total Site Solutions

Total Site Solutions (TSS) offers unsurpassed expertise in the planning, design, building and maintenance of specialized, mission-critical facilities such as data centers, call centers, network operation centers, communication facilities and secure facilities.  TSS’s comprehensive suite of services and multi-disciplinary expertise provide customers a single source for critical services that bridge the gap between IT and facilities.  Headquartered in the Baltimore-Washington Corridor, with offices in San Francisco and Atlanta, TSS clients include the world’s most demanding organizations, including Fortune 500 firms and U.S. Government agencies.  For more information, call 866-363-4TSS (4877) or visit www.totalsiteteam.com.

About Vortech, LLC

Vortech provides power and information carrying systems to government, commercial, and mission-critical facilities.  A leader in structured cabling solutions, electrical power system installations, and emergency power solutions for data center and high technology environments, Vortech also provides value-added Systems and Network Integration Services as well as ongoing system maintenance services, keeping its customers on the cutting edge of technology, and building reliable business solutions.  For more information, visit www.govortech.com.

About Fortress America

Fortress America Acquisition Corporation (FAAC) is a special purpose acquisition company established in December 2004 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, an operating business in the fast-growing homeland security industry.  FAAC’s acquisition efforts are focused on companies that are able to serve both government and commercial customers with successful products and services that provide vital protection from security threats and natural disasters for people, physical assets and critical information infrastructure.

Safe Harbor

Stockholders of Fortress are advised to read, when available, Fortress’ preliminary proxy statement and definitive proxy statement in connection with Fortress’ solicitation of proxies for a special meeting of stockholders because they will contain important information.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition of VTC L.L.C. doing business as Total Site Solutions (“TSS”) and Vortech L.L.C. (“Vortech”).  Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to:  Fortress America Acquisition Corporation, 4100 Fairfax Drive, Suite 1150, Arlington, VA 22203.  The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s internet site www.sec.gov.

Fortress and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Fortress stockholders to be held to approve the acquisition of Total Site Solutions and Vortech.  Information regarding Fortress’ directors and executive officers is available in its Form 10-KSB for the year ended December 31, 2005, filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements.  No person other than Fortress has been authorized to give any information or to make any representations on behalf of Fortress or TSS and Vortech in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Fortress.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 about Fortress, TSS, Vortech and their combined business after completion of the proposed acquisition.  Forward-looking statements are statements that are not historical facts and may be identified by the use of forward-looking terminology, including the words “believes,” “expects,” “intends,” “may,” “will,” “should” or comparable terminology.  Such forward-looking statements are based upon the current beliefs and expectations of Fortress’, TSS’ and Vortech’s management and are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements.  The following factors, as well as other relevant risks detailed in Fortress’ filings with the U.S. Securities and Exchange Commission, could cause actual results to differ from those set forth in the forward-looking statements:

•                  Fortress being a development stage company with no operating history;

•                  Fortress’ dependence on key personnel, some of whom may not remain with Fortress following a business combination;

•                  Risks that the acquisition of Total Site Solutions, Vortech or another business combination may not be completed due to failure of the conditions to closing being satisfied or other factors;

•                  Fortress personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

•                  The ownership of Fortress’ securities being concentrated; and

•                  Risks associated with the mission-critical sector in general and the homeland security sectors in particular.

Forward-looking statements are not guarantees of future performance and that actual results of operations, financial condition and liquidity, and developments in the industry, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation.  These forward-looking statements are subject to numerous risks, uncertainties and assumptions.  The forward-looking statements in this presentation speak only as of the date of this presentation and might not occur in light of these risks, uncertainties and assumptions.  We undertake no obligation and disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.